OHR Pharmaceutical, Inc. S-3MEF

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 27, 2013 with respect to the audited financial statements of Ohr Pharmaceutical, Inc. for the year ended September 30, 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

www.malone-bailey.com

Houston, Texas

April 7, 2014